EXHIBIT 4.7.1(aaa)

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

FIFTY-SECOND SUPPLEMENTAL

INDENTURE

Relating to the

First Mortgage Bond, Series 2009 CoBank

(Clean Renewable Energy Bond)

Dated as of December 30, 2009

FIRST MORTGAGE OBLIGATIONS

NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER:  BECAUSE THIS INSTRUMENT SECURES A BOND AND NOT A LONG TERM NOTE, THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO GEORGIA ADMINISTRATIVE CODE §560-11-8-.14(D).

THIS FIFTY-SECOND SUPPLEMENTAL INDENTURE, dated as of December 30, 2009, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture);

WHEREAS, the Company has heretofore executed and delivered to the Trustee fifty-one Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”) and the Original Indenture and the fifty-one Supplemental Indentures have been recorded as set forth on Schedule 1;

WHEREAS, the Company is entering into that certain Bond Purchase Agreement, dated as of December 30, 2009 (as it may be amended, modified or supplemented from time to time, the “Bond Purchase Agreement”), with CoBank, ACB (“CoBank”) pursuant to which CoBank has agreed to purchase from the Company that certain First Mortgage Bond, Series 2009 CoBank (Clean Renewable Energy Bond), in the face principal amount of $16,165,400 (the  “Series 2009 Clean Renewable Energy Bond”), the proceeds of which will be used by the Company to finance an efficiency enhancement project to the Rocky Mountain Pumped Storage Hydroelectric Facility located in Floyd County, Georgia;

WHEREAS, the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Original Indenture;

WHEREAS, the Company desires to execute and deliver this Fifty-Second Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation and designation of the Series 2009 Clean Renewable Energy Bond as an Additional Obligation and specifying the form and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to create additional series of Obligations under the Indenture and to make provisions for such additional series of Obligations; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Series 2009 Clean Renewable Energy Bond, to make the Series 2009 Clean Renewable Energy Bond to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligation of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 2009 Clean Renewable Energy Bond, in accordance with its terms, have been done and taken; and the execution and delivery of this Fifty-Second Supplemental Indenture have been in all respects duly authorized by the Company;

NOW, THEREFORE, THIS FIFTY-SECOND SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Series 2009 Clean Renewable Energy Bond, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Series 2009 Clean Renewable Energy Bond is secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described on Exhibit A attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of  Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS FIFTY-SECOND SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Series 2009 Clean Renewable Energy Bond is to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE SERIES 2009 CLEAN RENEWABLE ENERGY BOND AND
CERTAIN PROVISIONS RELATING THERETO

Section 1.1            Authorization and Terms of the Series 2009 Clean Renewable Energy Bond.

There shall be created and established an Additional Obligation in the form of a bond to be known as and entitled the “First Mortgage Bond, Series 2009 CoBank (Clean Renewable Energy Bond)” (the “Series 2009 Clean Renewable Energy Bond”), the form, terms and conditions of which shall be substantially as set forth in or prescribed pursuant to this Section and Section 1.2 hereof.  The principal face amount of the Series 2009 Clean Renewable Energy Bond is limited to $16,165,400.  The Series 2009 Clean Renewable Energy Bond, when duly executed and issued by the Company, authenticated and delivered by the Trustee and received by CoBank, will be secured equally and proportionately under the Indenture with all other Outstanding Secured Obligations.

The Series 2009 Clean Renewable Energy Bond shall be dated the date of its authentication.  The Series 2009 Clean Renewable Energy Bond shall mature on December 20, 2024 or such later maturity date as provided in the Bond Purchase Agreement.  The Series 2009 Clean Renewable Energy Bond shall bear interest as provided in the Bond Purchase Agreement, and interest shall be calculated as specified in the Bond Purchase Agreement and shall be payable at the times provided in the Bond Purchase Agreement.  If any Payment Due Date (as defined in the Bond Purchase Agreement) is not a Business Day (as defined in the Bond Purchase Agreement), then the payment due thereon shall be due and payable on the next Business Day (as defined in the Bond Purchase Agreement) and, in the case of principal, interest shall continue to accrue thereon until paid.

All payments, including prepayments, made on the Series 2009 Clean Renewable Energy Bond shall be made as provided in, and pursuant to the terms and conditions of, such Series 2009 Clean Renewable Energy Bond and the Bond Purchase Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture), and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

Section 1.2            Form of the Series 2009 Clean Renewable Energy Bond.

The Series 2009 Clean Renewable Energy Bond and the Trustee’s certificate of authentication for the Series 2009 Clean Renewable Energy Bond shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of such Series 2009 Clean Renewable Energy Bond pursuant to Sections 2.1 and 3.3 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

Section 1.3            Grace Period.

A default in the payment of any interest upon the Series 2009 Clean Renewable Energy Bond within five (5) Business Days (as defined in the Bond Purchase Agreement) of when such interest becomes due and payable shall constitute an Event of Default under Section 8.1A of the Original Indenture.  A default in the payment of the principal of (or premium, if any, on) the Series 2009 Clean Renewable Energy Bond and the continuance of such default for a period of five (5) Business Days (as defined in the Bond Purchase Agreement) shall constitute an Event of Default under Section 8.1B of the Original Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1            Supplemental Indenture.

This Fifty-Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Series 2009 Clean Renewable Energy Bond to the same extent as if specifically set forth herein.  All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Fifty-Second Supplemental Indenture shall have the same meanings assigned to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

Section 2.2            Recitals.

All recitals in this Fifty-Second Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 2.3            Successors and Assigns.

Whenever in this Fifty-Second Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-Second Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 2.4            No Rights, Remedies, Etc.

Nothing in this Fifty-Second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Fifty-Second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof.

Section 2.5            Counterparts.

This Fifty-Second Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 2.6            Security Agreement; Mailing Address.

To the extent permitted by applicable law, this Fifty-Second Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.

The mailing address of the Company, as debtor, is:

2100 East Exchange Place

Tucker, Georgia 30084-5336

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention:  Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia  30309

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IN WITNESS WHEREOF, the parties hereto have caused this Fifty-Second Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

	By:	/s/ Thomas A. Smith
Thomas A. Smith
President and Chief Executive Officer

Signed, sealed and delivered	Attest:	/s/ Patricia N. Nash
by the Company in the presence of:		Patricia N. Nash
Secretary

/s/ Thomas J. Brendiar		[CORPORATE SEAL]
Witness

/s/ Lynn Lester
Notary Public

(Notarial Seal)

My commission expires:	October 1, 2013

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[Signatures Continued from Previous Page]

Trustee:		U.S. BANK NATIONAL ASSOCIATION, a national banking association

		By:	/s/ Jack Ellerin
Signed and delivered			Authorized Agent
by the Trustee in the
Presence of:

/s/ Felicia Powell
Witness

/s/ Sonia S. Henry
Notary Public

(Notarial Seal)

My commission expires:	July 21, 2012

Exhibit A

All property of the Company in the Counties in Appling, Burke, Carroll, DeKalb, Floyd, Hart, Heard, Monroe, Talbot, Toombs, Warren and Washington, State of Georgia.

A-1

Schedule 1

RECORDING INFORMATION

FOR

                           COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture

First Supplemental Indenture

Second Supplemental Indenture

Third Supplemental Indenture

Fourth Supplemental Indenture

Fifth Supplemental Indenture

Sixth Supplemental Indenture

Seventh Supplemental Indenture

Eighth Supplemental Indenture

Ninth Supplemental Indenture

Tenth Supplemental Indenture

Eleventh Supplemental Indenture

Twelfth Supplemental Indenture

Thirteenth Supplemental Indenture

Fourteenth Supplemental Indenture

Fifteenth Supplemental Indenture

Sixteenth Supplemental Indenture

Seventeenth Supplemental Indenture

Eighteenth Supplemental Indenture

Nineteenth Supplemental Indenture

Twentieth Supplemental Indenture

Twenty-First Supplemental Indenture

Twenty-Second Supplemental Indenture

Twenty-Third Supplemental Indenture

Twenty-Fourth Supplemental Indenture

Twenty-Fifth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Sixth Supplemental Indenture

Twenty-Seventh Supplemental Indenture

Twenty-Eighth Supplemental Indenture

Twenty-Ninth Supplemental Indenture

Thirtieth Supplemental Indenture

Thirty-First Supplemental Indenture

Thirty-Second Supplemental Indenture

Thirty-Third Supplemental Indenture

Thirty-Fourth Supplemental Indenture

Thirty-Fifth Supplemental Indenture

Thirty-Sixth Supplemental Indenture

Thirty-Seventh Supplemental Indenture

Thirty-Eighth Supplemental Indenture

Thirty-Ninth Supplemental Indenture

Fortieth Supplemental Indenture

Forty-First Supplemental Indenture

Forty-Second Supplemental Indenture

Forty-Third Supplemental Indenture

Forty-Forth Supplemental Indenture

Forty-Fifth Supplemental Indenture

Forty-Sixth Supplemental Indenture

Forty-Seventh Supplemental Indenture

Forty-Eighth Supplemental Indenture

Forty-Ninth Supplemental Indenture

Fiftieth Supplemental Indenture

Fifty-First Supplemental Indenture